Exhibit 99.2

FY10 First Quarter Financial Results Conference Call November 19, 2009

Safe Harbor Statement Certain statements herein constitute forward-looking statements within the meaning of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. When used herein, words such as "believe," "expect," "anticipate," "project," "plan," "estimate," "will" or "intend" and similar words or expressions as they relate to the Company or its management constitute forward- looking statements. These forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic and competitive data and our current business plans. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, prices and other factors. Important factors that could cause actual results to differ materially from those forward-looking statements include those contained under the heading of risk factors and in the management's discussion and analysis contained from time- to-time in the Company's filings with the Securities and Exchange Commission.

Today's Call Agenda 1st Quarter Consolidated Financial Results Debt, Liquidity & Financing Revenue & Target Gross Margins Business Unit Segmentations Medical Device Electronics Manufacturing Services Defense & Security Systems Segmented Financials FY2010 Key Imperatives Investor/Analyst Q&A

Q1 Consolidated Results

Debt & Financing Jun-06 Jun-07 Jun-08 6/1/2009 9/1/2009 Debt 19826.449 17010.604 25588.254 22958 4031 Debt:Equity Ratio 0.2 0.2 0.36 0.42 0.07

Revenue & Target Gross Margins FY2009 Actual FY2010 Plan

Medical Device Business Unit Analyzers Neuronetics Strongsville, Ohio Business Description A full service provider from concept development to manufacturing of medical devices and instruments in the highly regulated In Vitro Diagnostics & Therapeutic Device markets for OEM and Emerging Technology customers. Products Instrumentation/Analyzers Molecular Diagnostics Cancer Detection & Diagnostics Blood & Urine Diagnostics Products Renal Reprocessing Cardiac Monitoring Wound Care Blood Infusion Depression Treatment

EMS Business Unit Brooksville, Florida Business Description Manufacturer of circuit card assemblies and electronic based box build products and a provider of prototyping capabilities that shorten development and product introduction lead times primarily for the military and commercial aerospace markets. Products Commercial Aerospace Fuel Control & Monitoring Landing Gear Control Military Aerospace Fuel Control & Monitoring Laser Detection Classified Applications Intercompany DSS Medical Ho Chi Minh City, Vietnam

Defense & Security Systems Business Unit De Leon Springs, Florida Business Description Develops, designs, and manufactures security products, primarily anti-submarine warfare detection devices for the U.S. and other free-world governments, and commercially developed spin-off technology for existing and alternate markets. Products Anti-Submarine Warfare Sonobuoys Future Technology Navigation Products Digital Compass Other Acoustic Detection & Communication Systems Sonobuoy Digital Compass

Medical Operating Results

EMS Operating Results

DSS Operating Results

Developmental Work Medical 95% 5% 83% 17% DSS

FY 2010 Key Imperatives Create and Deploy a Long Term Vision and Strategy Achieve Profitable Growth Achieve Best-In-Class Operational Performance Develop, and Maintain a Strong, Lean, Highly Competent Organization Deploy an Optimized IT Infrastructure and System Effectively Communicate and Serve the Interest of Sparton Employees, Current Shareholders, Customers, Suppliers, and Potential Investors

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